UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2009 (July 15, 2009)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction of	(Commission file number)	(IRS Employer Identification
incorporation)		Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 15, 2009, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of themselves and the other underwriters named therein (the “Common Stock Underwriters”) relating to the issuance and sale in a public offering (the “Common Stock Offering”) of 18,181,819 of our common stock, par value $0.01 per share (“Common Stock”) at a public offering price of $11.00 per share, and granted the Common Stock Underwriters an option to purchase up to 2,727,271 additional shares of Common Stock solely to cover over-allotments at the same price.  The offering of the Common Stock has been registered under the Securities Act of 1933, as amended (the “Securities Act”), by the Company as part of its Registration Statement on Form S-3 (No. 333-143510)  (the “Form S-3”) filed with the Securities and Exchange Commission (the “SEC”).

On July 15, 2009, Janus Capital Group Inc. (the “Company”) entered into an underwriting agreement (the “Notes Underwriting Agreement’) with J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of themselves and the other underwriters named therein (the “Notes Underwriters”) relating to the issuance and sale in a public offering (the “Notes Offering”) of $150,000,000 principal amount of its 3.25% Convertible Senior Notes due 2014 (the “Notes”) and granted the Notes Underwriters an option to purchase up to an additional $20,000,000 principal amount of Notes solely to cover over-allotments.  The offering of the  Notes has been registered under the Securities Act by the Company as part of the Form S-3 filed with the SEC.

Pursuant to certain specified conditions, the Notes will be convertible at the holder’s option into shares of Common Stock at a conversion rate of 71.3012 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $14.03 per share of Common Stock), subject to adjustment in certain circumstances. Additionally, following certain corporate events that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

The closing of the Notes Offering and the Common Stock Offering are each expected to occur on July 21, 2009, subject to customary closing conditions.  Neither the Notes Offering nor the Common Stock Offering will be contingent upon the completion of the other.

The foregoing descriptions of the Notes Underwriting Agreement and the Common Stock Underwriting Agreement are qualified in their entirety by reference to such documents, copies of which are attached as Exhibit 1.1 and Exhibit 1.2 hereto and are incorporated into this item 1.01 by reference.

Item 8.01.  Other Events.

On July 16, 2009, the Company issued a press release announcing the pricing of the Notes Offering and the Common Stock Offering. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated in this item 8.01 by reference as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

1.1	Notes Underwriting Agreement, dated July 15, 2009, between Janus Capital Group Inc., and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters

1.2	Common Stock Underwriting Agreement, dated July 15, 2009, between Janus Capital Group Inc. and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters

99.1	Janus Capital Group Inc. press release announcing pricing of common stock and convertible senior notes offerings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Dated: July 17, 2009

	By:	/s/ Gregory A. Frost
Gregory A. Frost
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

1.1	Notes Underwriting Agreement, dated July 15, 2009, between Janus Capital Group Inc., and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters

1.2	Common Stock Underwriting Agreement, dated July 15, 2009, between Janus Capital Group Inc. and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters

99.1	Janus Capital Group Inc. press release announcing pricing of common stock and convertible senior notes offerings